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Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 10, 2005, except as to the stock split described in Note 14 which is as of August 23, 2005, relating to the financial statements and financial statement schedule of Under Armour, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 24, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM